Exhibit 1a.12b

To the Board of Directors and

Stockholders of Yayyo Inc.

I have audited the accompanying consolidated balance sheets of Yayyo, Inc. (the “Company”) as of December 31, 2016 and 2017, and the related consolidated statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017. The Company’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yayyo, Inc. as of December 31, 2016 and 2017, and the results of their operations and their cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
March 9, 2018

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078